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                                                                       EXHIBIT 5



                    CONVEYANCE, ASSIGNMENT AND BILL OF SALE


         This Conveyance, Assignment and Bill of Sale ("Assignment"), dated effective as of 12:00 a.m. Central Standard Time, on January 6, 1998 (the "Effective Time"), is from Joint Energy Development Investments Limited Partnership, a Delaware limited partnership ("Assignor"), whose address is 1400 Smith Street, Houston, Texas 77002, to Joint Energy Development Investments II Limited Partnership, a Delaware limited partnership ("Assignee"), whose address is 1400 Smith Street, Houston, Texas 77002.


                                     PART I
                         GRANTING AND HABENDUM CLAUSES

         For ten dollars ($10.00) and other good and valuable consideration (including the consideration referred to in section 1 (a) of that certain Letter Agreement by and between California Public Employees' Retirement System and Enron Capital & Trade Resources Corp., dated November 6, 1997), the receipt and sufficiency of which Assignor hereby acknowledges, Assignor has transferred, bargained, conveyed, and assigned, and does hereby transfer, bargain, convey, and assign to Assignee, effective for all purposes as of the Effective Time, the following assets and properties (collectively, the "Assets"):

                 (a) all of the rights, privileges and obligations of Assignor that relate to that certain $16,000,000 credit facility created on September 17, 1997, between Assignor, as lender, and Aspect Resources, LLC, as borrower, including, without limitation, all rights, privileges and obligations of Assignor under those certain agreements, contracts, and instruments described on Exhibit A;

                 (b) 100,000 shares of Series C Cumulative Convertible Preferred Stock of Inland Resources, Inc., and all dividends accrued thereon, and all of the rights and privileges of Assignor under those certain agreements, contracts, and instruments described on Exhibit B;

                 (c) all of the rights, privileges and obligations of Assignor that relate to that certain $60,000,000 acquisition financing facility created on September 30, 1997, between Assignor, as lender, and Sierra Well Services, Inc., as borrower, including, without limitation, all rights, privileges and obligations of Assignor under those certain agreements, contracts, and instruments described on Exhibit C;

                 (d) warrants to purchase 175,000 shares of common stock of TransCoastal Marine Services, Inc., and all of the rights, privileges and obligations of Assignor that relate to a $60,000,000 secured credit facility and a $15,000,000 subordinate secured credit facility created on or about October 28, 1997, including, without limitation, all rights, privileges and obligations of Assignor under those certain agreements, contracts, and instruments described on Exhibit D;

                 (e) the limited partnership interest of Assignor in JEDI Hydrocarbon Investments II Limited Partnership, a Delaware limited partnership ("JEDI-H II"), including any interest of Assignor in the assets of JEDI-H II (which include the interests of JEDI-H II in that certain Participation Agreement by and between Vastar Resources, Inc., and JEDI-H II dated as of July 21, 1997) and all of the rights and obligations of Assignor under that certain agreement described on Exhibit E; and
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                 (f)      the limited partnership interest of Assignor in
         Browning Exploration, L.P., including, without limitation, all rights, privileges and obligations of Assignor under those certain agreements, contracts and instruments described on Exhibit F.

         TO HAVE AND TO HOLD, subject to the terms, exceptions and other provisions herein stated, the Assets unto Assignee, its successors and assigns, forever.


                                    PART II
                   REPRESENTATIONS AND WARRANTIES OF ASSIGNOR

         Assignor hereby represents and warrants to Assignee as follows:

         2.1 ORGANIZATION AND GOOD STANDING. Assignor is a limited partnership that is validly existing and in good standing under the laws of the State of Delaware and has all requisite partnership power and authority to own and lease the properties it currently owns and leases and to carry on its business as such business is currently conducted. Assignor has heretofore delivered or made available to Assignee true, correct and complete copies of its charter, bylaws or other applicable organizational documents ("Organizational Documents").

         2.2 AUTHORITY; AUTHORIZATION OF ASSIGNMENT. (a) Assignor has full partnership power and authority to (i) execute and deliver this Assignment and
(ii) consummate the transactions contemplated hereby and perform all the terms and conditions hereof required to be performed by it. The execution, delivery and performance by Assignor of this Assignment have been duly authorized by all requisite partnership action with respect to Assignor. In addition, this Assignment has been, or will be upon its execution, duly executed and delivered by Assignor.

         (b) This Assignment constitutes a legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws relating to or affecting generally the enforcement of creditor's rights and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

         2.3 NO VIOLATIONS. Except for consents, approvals or waivers that have already been obtained, the execution, delivery and performance by Assignor of this Assignment, and the consummation of the transactions contemplated hereby, will not:

                 (a) conflict with, result in a breach of or require the consent of any person or entity under the Organizational Documents of Assignor;

                 (b) violate any provision of any law, statute, ordinance, decree, requirement, order, judgment, rule or regulation of, including the terms of any license or permit issued by, any foreign, federal, state or local governmental authority or any political subdivision or agency thereof (generally, a "Governmental Authority"), applicable to or binding upon Assignor or require any filing with, or consent, authorization or approval from, any Governmental Authority; or

                 (c) conflict with, result in a breach of, constitute a default under (without regard to requirements of notice or the lapse of time or both), require any consent of or notice to a third party under or give rise to a right to terminate (i) any mortgage, indenture, loan, credit agreement

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         or other agreement or instrument evidencing indebtedness for borrowed money in excess of $50,000 to which Assignor is a party or by which Assignor is bound or to which its properties are subject, (ii) any arbitration award, judgment, decree or order of any Governmental Authority or arbitral body, as the case may be, to which Assignor is a party or by which Assignor is bound or to which its properties are subject, or (iii) any material contract to which Assignor is a party or by which it is bound.

         2.4     TITLE TO ASSETS.          All of the Assets are owned by
Assignor free and clear of any mortgage, lien, security interest, pledge, or other encumbrance ("Encumbrances"), except for:

                 (a) liens for taxes not due or not delinquent as of the Effective Time or the validity of which are being contested in good faith by appropriate actions;

                 (b) statutory Encumbrances (including mechanics' and materialmen's liens) securing obligations arising or incurred in the ordinary course of business for amounts which are not yet delinquent; and

                 (c) any other Encumbrances that do not materially interfere with the owner's right to use and enjoy the affected Asset.

                                    PART III
         ASSUMPTION OF OBLIGATIONS BY ASSIGNEE; REPRESENTATIONS AND
                                   WARRANTIES

         3.1 ASSUMPTION. Assignee has and by these presents does hereby fully assume and agrees to perform and discharge timely from and after the Effective Time all liabilities, duties, and obligations of Assignor that are attributable to the ownership of Assets, including, without limitation, all liabilities, duties and obligations of Assignor that arise under the agreements, contracts, and instruments listed in Exhibits A - F hereto.

         2.2. REPRESENTATIONS AND WARRANTIES OF ASSIGNEE. Without limiting the foregoing, Assignee hereby expressly represents and warrants as follows:

                 (a) Organization and Good Standing. Assignee is a limited partnership that is validly existing and in good standing under the laws of the State of Delaware. Assignee has heretofore delivered or made available to Assignor true, correct and complete copies of its charter, bylaws or other applicable organizational documents.

                 (b) Authority. Assignee has full partnership power and authority to (i) execute and deliver this Assignment, (ii) consummate the transactions contemplated hereby and perform all the terms and conditions hereof required to be performed by it and (ii) perform all obligations that arise under the agreement listed in Exhibit E hereto. The execution, delivery and performance by Assignee of this Assignment have been duly authorized by all requisite partnership action with respect to Assignee. In addition, this Assignment has been, or will be upon its execution, duly executed and delivered by Assignee.

                 (c) No Conflicts. Assignee's authorization, execution, delivery and performance of this Assignment and of that agreement listed in Exhibit E hereto do not conflict with any other agreement or arrangement to which the Assignee is a party or by which it is bound.





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                                    PART IV
                                 MISCELLANEOUS


                 4.1 LIMITATION OF WARRANTIES. EXCEPT AS SPECIFICALLY SET FORTH ABOVE, ASSIGNOR HAS NOT MADE ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED OR AT COMMON LAW, BY STATUTE, OR OTHERWISE RELATING TO THE ASSETS OR ON BEHALF OF ASSIGNOR, AND ASSIGNOR EXPRESSLY DISCLAIMS AND NEGATES, AND ASSIGNEE HEREBY WAIVES (A) ANY IMPLIED OR EXPRESSED WARRANTY OF MERCHANTABILITY, (B) ANY IMPLIED OR EXPRESSED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (C) ANY IMPLIED OR EXPRESSED WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS,
(D) ANY CLAIM FOR DAMAGES BECAUSE OF ANY LATENT OR PATENT DEFECTS OR OTHER DEFECTS, WHETHER KNOWN OR UNKNOWN, AND (E) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW. WITHOUT LIMITING ANY RECOURSE THAT ASSIGNEE MAY HAVE AGAINST ASSIGNOR FOR BREACH OF THE REPRESENTATIONS AND WARRANTIES SET FORTH ABOVE, (1) IT IS THE EXPRESSED INTENTION OF THE PARTIES HERETO THAT THE ASSETS BE HEREBY CONVEYED TO ASSIGNEE "AS IS" AND "WHERE IS" AND (2) ANY REPRESENTATION, WARRANTY OR COVENANT IMPLIED BY THE USE OF THE TERMS "GRANT", "SELL" AND "CONVEY" OR VARIATIONS THEREOF ARISING BY OPERATION OF LAW OR ANY OTHER STATUTE IS HEREBY EXPRESSLY DISCLAIMED AND NEGATED. THE PARTIES HERETO AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS SECTION ARE "CONSPICUOUS" DISCLAIMERS.


         4.2 FURTHER ASSURANCES. Assignor and Assignee agree to execute, acknowledge and deliver to each other all such additional documents and to do all such other and further acts and things as may be necessary to more fully and effectively convey and assign to Assignee the Assets conveyed hereby or intended so to be conveyed. Without limiting the generality of the foregoing, Assignor and Assignee acknowledge and agree that for recording or other purposes separate assignment of certain parts of the Assets may be executed. Such assignments shall be deemed to contain all of the exceptions, reservations, rights, titles, power and privileges set forth herein as fully as though they were set forth in each such assignment. The interests conveyed by such separate assignments are the same, and not in addition to, the Assets conveyed herein.

         4.3 SUCCESSORS AND ASSIGNS. This Assignment shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

         4.4 GOVERNING LAW. This Assignment shall be governed by and interpreted in accordance with the laws of the State of Texas, without regard to any conflicts of law rule that would direct application of the laws of another jurisdiction, except to the extent that it is mandatory that the law of some other jurisdiction, wherein the Assets are located, shall apply.

         4.5 EXHIBITS. All Exhibits attached hereto are hereby made a part hereof and incorporated herein by this reference. References in such Exhibits to instruments on file in the public records are made for all purposes. Unless provided otherwise, all recording references in such Exhibits are to the appropriate records of the county in which the Assets are located.

         4.6 CAPTIONS. The captions in this Assignment are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Assignment.





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         4.7     COUNTERPARTS.  This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         4.8 CONSENTS; RESTRICTION ON ASSIGNMENT. If there are prohibitions against or conditions to the conveyance of one or more portions of the Assets without the prior consent of third parties (other than consents of a ministerial nature which are normally granted in the ordinary course of business), which, if not satisfied, would give an outside party the right to terminate any rights of Assignee with respect to such portion of the Assets (herein called a "Restriction"), then any provisions contained in this Assignment shall not become effective with respect to such portion of the Assets unless and until such Restriction is satisfied or waived by the applicable parties. When, and if, such Restriction is satisfied or waived, the assignment of such portion of the Assets shall become effective automatically as of the Effective Time, without the requirement of any further action on the part of Assignor or Assignee.

         4.9     NOTICES.   All notices, demands, consents or other
communications of any type (collectively, "Notices") shall be addressed as follows:


If to Assignee, as follows:

c/o Joint Energy Development Investments II  Limited Partnership
1400 Smith Street
Houston, Texas 77002
Telecopier No. (713) 646-8174
Telephone No. (713) 853-6204
Attn: Jeremy M. Blachman, Vice President





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         EXECUTED on December 30, 1997, to be effective for all purposes as of the Effective Time.

                             ASSIGNOR:

                                  JOINT ENERGY DEVELOPMENT INVESTMENTS
                                  LIMITED PARTNERSHIP

                                  By:   Enron Capital Management Limited
                                        Partnership, its general partner

                                  By:   Enron Capital Corp., its general partner

                                        By: /s/ Jeremy M. Blachman
                                           ------------------------------------
                                             Jeremy M. Blachman, Vice President



                             ASSIGNEE:

                                  JOINT ENERGY DEVELOPMENT INVESTMENTS II
                                  LIMITED PARTNERSHIP

                                  By:   Enron Capital Management II Limited
                                        Partnership, its general partner

                                  By:   Enron Capital II Corp., its general
                                        partner

                                        By: /s/ Jeremy M. Blachman
                                           ------------------------------------
                                             Jeremy M. Blachman, Vice President



LIST OF EXHIBITS:

A    -   Aspect Resources, LLC, Assets
B    -   Inland Resources, Inc., Assets
C    -   Sierra Well Services, Inc., Assets
D    -   TransCoastal Marine Services, Inc., Assets
E    -   JEDI Hydrocarbon Investments II Limited Partnership Assets
F    -   Browning Exploration, L.P., Assets






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